SYSTEMS TRADING INC

48 South Service Road
Suite LL90, Melville, NY 11747

$ BUYOUT LEASE AGREEMENT

Agreement # DSC004

Sales Rep: HS

LESSEE: Data Storage Corporation
48 South Service Road
Suite 203
Melville, NY 11747
ATTN: Chuck Piluso
PHONE: 212-564-4922

EQUIPMENT LIST AND SERIAL NUMBERS - SEE SCHEDULE A

1. **LEASE, TERM, RENT.** **SYSTEMS TRADING INC.** (Lessor) agrees to lease to Lessee and Lessee agrees to lease from Lessor, in accordance with the terms and conditions set forth in this Lease Agreement, the Leased Property which includes the model, features and accessories (which may not be listed, but are considered part of the Leased Property by the manufacturer), in the attached schedule, which is being used only for commercial or business purposes, for a term of 36 months. **After 36 payments have been received, title of equipment will pass to the Lessee for One ($1.00) Dollar.** The amount payable to the Lessor on or before the execution date of this Lease is $ **460.90** which represents **non-refundable** payments for the first month of the Lease. The first day of rent charge is **January 1, 2019** Lessor shall send Lessee an invoice for each monthly rent charge of **$460.90** and such invoice shall be paid by Lessee within 15 days of the date of the invoice. This Lease shall not become effective until executed by an officer of both parties who have the authority to bind their respective entities to this Lease and delivered to Lessor's address shown above.

2. **NON-CANCELABLE LEASE, LEASE WAIVER.** Lessee's obligations under the Lease including, without limitation to the obligation to pay rent, are absolute and unconditional and shall continue without any claim, defense, set-off, counterclaim, reduction or abatement of any kind whatsoever and regardless of any disability of Lessee to use the Leased Property or any part thereof because of any reason whatsoever. To the extent permitted by applicable law, the Lessee waives any and all rights and remedies conferred upon a Lessee by UCC Sections 2A-508 through 2A-522, including (a) recover from the Lessor any general, special, incidental or consequential damages, for any reason whatsoever, and (b) specific performance for any of the Leased Property.

3. **ASSIGNMENT, WAIVER OF DEFENSES.** Lessor may, without consent by Lessee, assign the lease, assign any rentals, or assign any other sums due or to become due under the lease, or transfer or grant a security interest in any of the leased property, and in such event Lessor's assignee or secured party shall have all of the rights, powers, privileges, obligations and remedies of hereunder. No assignee shall be bound to perform any duty, covenant, condition or warranty of Lessor. Lessee agrees not to raise any claim or defense which Lessee may have against Lessor arising out of the lease or otherwise as a defense, counterclaim or offset to any action by assignee or secured party hereunder. Lessee acknowledges that any assignment by Lessor would neither materially change the Lessee's duty nor materially increase the burden or risk imposed on the Lessee under the lease. Lessee agrees that after receipt by Lessee of written notice of an assignment from Lessor or from Lessor's assignee, all rent and other amounts which are then and thereafter due under the lease shall be paid to such assignee at the place of payment designated in such notice. **Lessee shall not assign the lease or any interest in the lease or in the leased property nor enter into any sublease with respect to any of the leased property without Lessor's prior written consent. Any purported assignment or sublease by Lessee without the prior written consent of Lessor shall be void which consent shall not be unreasonably withheld.**

4. **TITLE, FILLING, INDEMNIFY, INSPECTIONS, QUIET ENJOYMENT.** Title to the Leased Property shall at all times be vested in Lessor. All documents of title and evidences of delivery shall be delivered to Lessor. Lessee authorizes Lessor, at Lessee's expense, to cause the Lease, or any statement or other Instrument in respect to the Lease, showing the interest of Lessor in the Leased Property, including Uniform Commercial Code Financing Statements, to be filed or recorded. Lessee agrees to execute or procure for Lessor such estoppel certificates, landlords or mortgagee's waivers or other documents as Lessor may request to confirm or perfect Lessor's rights hereunder or to otherwise effectuate the intents of the Lease. Lessee shall, at its expense, protect and defend Lessor's title against all persons claiming against or through Lessee, keep the Leased Property free from legal process or encumbrance, give Lessor immediate notice thereof and shall Indemnify Lessor from any loss caused solely because of Lessee's failure to keep the Leased Property unencumbered by a party other than Lessor. Lessor or assignee shall have free access and right of inspection of the Leased Property and the premises where it is kept at any reasonable time. So long as Lessee is not in default of the Lease, Lessee shall have the right of quiet use and enjoyment of the Leased Property.

5. **RISK OF LOSS.** Lessee shall bear all risks of loss and damage to the Leased Property from any cause. The occurrence of such loss or damage shall not relieve Lessee of any obligation hereunder. In the event of loss or damage, Lessee shall: (a) place the damaged Leased Property in good repair, condition and working order; or (b) replace lost or damaged Leased Property with new Leased Property of the same type, model, and features, and deliver to Lessor documentation vesting clear title thereto in Lessor; or (c) pay to Lessor the present value as of the date of loss of both the unpaid balance of the aggregate rent reserved under the Lease and the value of the Lessor's residual interest in the Leased Property at the expiration of the Lease.

6. **INSURANCE.** Lessee shall, at Lessee's sole cost and expense, keep the Leased Property insured against all risks of loss or damage from every cause whatsoever for not less than the greater of the full replacement cost or stipulated loss value of the Leased Property as of such date.

7. **WARRANTIES AND MAINTENACE. Lessee acknowledges that this lease is a finance lease, and that Lessee evaluated and selected the leased property prior to Lessor's purchase, and that Lessor is not the manufacture nor representative of the manufacture and makes no warranty to anyone, as to any matter whatsoever, express or implied, including without limitation, the fitness, merchantability, design, condition, capacity, performance or any other aspect of the leased property or its material or workmanship or the tax treatment or accounting treatment of the lease. Lessor disclaims any liability for the loss, damage or injury to Lessee or third parties as a result of any defects, latent or otherwise, in the leased property. Lessor shall have no obligation to maintain, install, erect, test, adjust or service the leased property, Lessor shall not be liable for any indirect, special, or consequential damages howsoever arising. If the leased property is unsatisfactory for any reason, Lessee shall make claim on account thereof solely against the manufacturer and/or the supplier and shall nevertheless pay Lessor all rent and other monies payable hereunder.**

8. **EXPENSES, RETURN, CARE, USE, MODIFICATIONS, RELOCATIONS**. Lessee covenants and agrees to pay all costs, expenses, fees, and charges on the Leased Property in connection with, but not limited to: transportation, installation, deinstallation, relocation, storage, insurance, repair, maintenance, use, operation and possession; beginning with the delivery of the leased property to the ship-to location(s) of the Lessee shown herein, and ending after the leased property has been packed in accordance to the manufacturers standard packing specifications and shipped via the carrier and to the location then specified by Lessor. During the entire lease, the Leased Property will have been kept and will be returned in the same appearance, operating order, repair and mechanical condition as when received by Lessee (normal wear and tear expected) and if stated in section 2, eligible for the manufacturers standard maintenance agreement; and that any replacements or parts substitution shall become the property of the Lessor. Otherwise the Lessee shall not alter, modify or substitute any serialized Leased Property, or add-in or attach any other Leased Property to the Leased Property in any manner without the prior written consent of Lessor, which shall not be unreasonably withheld. The Lessee will use the Leased Property with competent and licensed operators and in a careful and prudent manner and only for the purposes and within the rated capacity for which the Leased Property was designed. The Lessor shall comply with all laws, ordinances, regulations, requirements and rules with respect to use, maintenance and operation of the Leased Property.
The Lessee shall not affix the Leased Property (which shall remain personal property at all times regardless of how attached or installed) to realty so as to change its nature to real property or a fixture. The Lessee shall not relocate the Lease Property from the ship to address stated herein without the prior written consent of the Lessor, except as set forth in section 15.
The Lessee is responsible for maintaining manufacturer's hardware and software maintenance for the term of the lease and until the equipment is returned. The Lessee must maintain, repack and pay all shipping cost to return equipment at the end of the Lease.

9. **TAXES AND FEES.** Lessee intends the Rental payments to be net to Lessor, and Lessee agrees to pay if applicable all sales, use excise, personal property, stamp, documentary and ad valorem taxes, license and registration fees, assessments, fines, penalties and similar charges imposed on the ownership, possession or use of the Leased Property during the term of the Lease, and all taxes imposed on Lessor or Lessee (except Lessor's Federal or State net income taxes) with respect to the Rental payments or the Leased Property; and shall reimburse Lessor upon demand for any taxes paid or advanced by Lessor with interest at a rate of two percent (2%) per month from the date of payment, but only to the extent permitted by law. Lessee shall file all personal property tax returns with respect to the Leased Property and pay all taxes that become due.

10. **DEFAULT.** The occurrence of any of the following shall constitute an Event of Default: (a) Lessee's failure to pay any Rental payments or any other payment when due under this lease, and such failure shall continue for ten (10) days; or (b) Lessee's failure to pay when due any indebtedness of Lessee to Lessor arising independently of the Lease and such failure shall continue for five (5) days; or (c) Lessee's failure to perform any of the other terms, covenants or conditions of the Lease and such failure shall continue for ten (10) days followed by a (10) day cure period; or (d) any representation, warranty or statement made by Lessee or any guarantor of the Lease (A Guarantor), whether contained in the Lease or in any guaranty, application, financial statement or other document delivered to Lessor in connection with the Lease, shall be untrue in any material respect; or (e) Lessee becomes insolvent or makes an assignment for the benefit of creditors; or (f) receiver, trustee, conservator or liquidator of Lessee, of all or a substantial part of Lessee's assets, is appointed with or without the application or consent of Lessee; or (g) a petition is filed by or against Lessee under the Bankruptcy Code or under any other insolvency law or laws providing for the relief of debtors; or (h) Lessee voluntarily or involuntarily permits the leased property to become subject to a lien.

11. **REMEDIES OF A DEFAULT.** If an Event of Default occurs, Lessor may exercise all remedies available to Lessor under applicable law and without limiting the foregoing: (a) recover from Lessee all Rental payments and other payments which are due and unpaid; (b) declare and accelerate the entire amount of rent and other payables, less interest at six percent (6%) per annum based on the date of payment, to become immediately due and payable; and (c) permitting Lessor's entry upon the premises and removal of the Leased Property with notice to Lessee, which shall not be unreasonably withheld.
If Lessee fails to comply with any provision of the Lease, Lessor shall have the right, but not the obligation, to affect compliance on behalf of Lessee upon ten (10) days prior written notice followed by a (10) day cure period except as elsewhere indicated herein. In such event all monies expended by Lessor, and all expenses of Lessor in effecting such compliance, shall be deemed to be additional rent, and shall be paid by Lessee to Lessor at the time of the next rental payment.
Lessee shall also be liable for, and shall pay to Lessor: (a) all expenses incurred by Lessor in connection with the enforcement of any of Lessor's remedies; (b) Lessor's reasonable attorney's fees and expenses; and (c) interest on all sums due Lessor, from the date when the sums become due and until paid, and at the rate of one and one half percent (1 1/2%) per month but only to the extent permitted by law.
When any payment is not made by Lessee within thirty (30) days of the due date followed by a (30) day cure period, Lessee agrees to pay to Lessor, not later than one month thereafter, in addition to all amounts payable by Lessee as a result of the exercise of any of the remedies provided in the Lease, an amount calculated at the rate of five cents ($.05) per one dollar of each such delayed payment, as an administrative fee to offset Lessor's collection costs, but only to the extent permitted by law.
All remedies of Lessor are cumulative and are in addition to any other remedies provided for by law, and may, to the extent permitted by law, be exercised concurrently. The exercise of anyone remedy shall not be deemed an election of such remedy or preclude the exercise of any other remedy. No failure on the part of Lessor to exercise, and no delay in exercising, any right or remedy shall operate as a waiver or modify the terms of the Lease. In no event shall Lessor's recovery exceed the maximum recovery permitted by law.

12. **FINANCIALS.** If requested by Lessor, Lessee agrees to provide to Lessor, on request: any and all financials applicable to the Lessee.

13. **GOVERNING LAW; JURISDICTION; VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.** The Lease has been executed in, and shall be performed in, and governed by the laws of the State of New York. Lessee hereby consents to the jurisdiction of any Federal or State Court, located in Nassau County, New York with respect to any action commenced hereunder. Further, Lessee agrees that, at the option of Lessor, any dispute arising in connection with this Lease will first be submitted to mediation, and then if still unresolved to arbitration; in the state of NY pursuant to the rules of the American Arbitration Association, and the parties agree to abide by, and perform the award, and that judgment may be entered into any court of competent jurisdiction. Nothing contained herein is intended to preclude Lessor from commencing any action hereunder in any court having jurisdiction thereof. **TO THE EXTENT PERMITTED BY LAW, LESSEE WAIVES TRIAL BY JURY IN ANY ACTION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LEASE, OR THE TRANSACTIONS CONTEMPLATED HEREIN.**

14. ENFOREMENT OF WARRANTY: Upon receipt of a written request from Lessee, Lessor hereby agrees, so long as this Agreement shall remain in force, to take all reasonable action requested by Lessee to enforce any manufacturer's warranty, express or implied, issued on or applicable to each Leased Property in Schedule A, which is enforceable by Lessor in its own name, and represents that it will take all reasonable action to obtain for Lessee all service furnished by a manufacturer in connection therewith: provided that Lessor shall not be obligated to commence any suit or action or resort to litigation to enforce any such warranty unless Lessee shall pay all expenses in connection therewith. Similarly, if any such warranty shall be enforceable by Lessee in its own name, Lessee hereby agrees, upon receipt of written request from Lessor, so long as this Agreement shall remain in force, to take all reasonable action requested by Lessor to enforce any such warranty.

15. NOTICE: Service of all notice under this Lease shall be sufficient if in writing and given personally or mailed to the party involved at its respective address herein set forth, or any such other address as such party may provide in writing from time to time. Any such notices mailed to such address shall be effective when deposited in the United States Mail, DULY ADDRESSED WITH POSTAGE PREPAID. Until further notice, service of all notice to Systems Trading, Inc shall be give at its general office, Systems Trading, Inc ,48 S. Service Road, Suite LL90, Melville, NY 11747. Until further notice, service of notice to Lessee shall be given at its general office, 48 S. SERVICE ROAD, SUITE 203, MELVILLE, NY 11747

SYSTEMS TRADING, INC

Name: Hal Schwartz Title: President

Signed: /s/ Harold Schwartz Date: 12/19/2018

DATA STORAGE CORPORATION

Name: Tom Kempster Title: President, Serve Ops

Signed: /s/Thomas Kempster Date: 12/19/2018

DATA STORAGE CORPORATION

Name: Chuck Piluso Title: CEO

Signed: /s/ Charles Piluso Date: 12/19/2018

SCHEDULE A-EQUIPMENT- DSC004

Equipment - Data Center Firewall

Quantity 2 FG-200E

Serial Numbers:

FG200E4Q17913431
FG200E4Q17913464

SYSTEMS TRADING, INC

Name: Hal Schwartz Title: President

Signed: /s/ Harold Schwartz Date: 12/19/2018

DATA STORAGE CORPORATION

Name: Tom Kempster Title: President, Serve Ops

Signed: /s/Thomas Kempster Date: 12/19/2018

DATA STORAGE CORPORATION

Name: Chuck Piluso Title: CEO

Signed: /s/ Charles Piluso Date: 12/19/2018